AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                            HARVEY ELECTRONICS, INC.

                                      * * *


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meetings. The annual meeting of the shareholders of HARVEY ELECTRONICS, INC., a New York corporation ("Corporation"), for the election of directors and for the transaction of such other business as may be properly brought before the meeting, shall be held at 10:30 a.m., on the fourth Tuesday in March of each year, or at such other hour and on such other day within five calendar months after the end of each fiscal year as the Board of Directors ("Board") of the Corporation may order.

     Section 2. Special Meetings of Shareholders.

     (A) Unless otherwise provided in the charter documents of the Corporation, special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the President or by a majority of the Board of Directors, or by a majority of any committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority as provided in a resolution of the Board of Directors or in these Bylaws include the power to call such meetings, and shall be called by the Chairman of the Board, by the President or by the Secretary upon written request signed by shareholders of record of at least 25% of the issued and outstanding shares of stock entitled to vote at such meeting. Upon receipt by the Secretary of a written request by any shareholder or shareholders entitled to have a special meeting called pursuant to this Bylaw stating the purpose or purposes of such special meeting, the Board of Directors shall determine a date, time and place (within or without the state of incorporation of the Corporation) or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), for such special meeting, which date shall not be less than sixty days nor more than one-hundred twenty days after receipt and determination of the validity of such request, and a record date for determination of shareholders entitled to vote at such special meeting. Following such receipt and determination, it shall be the duty of the Secretary to cause notice of such special meeting to be given to the shareholders entitled to vote at such special meeting in the manner set forth in this Article I.

     (B) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to be elected or to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth herein. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth herein (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation's to the Corporation) and (b) if any proposed nomination or business was not made or proposed in compliance with these Bylaws, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of these Bylaws, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination may be disregarded and such proposed business need not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

     (C) Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Article I. Nothing in this Article I shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any express applicable provisions of the certificate of incorporation.

     Section 3. Place of Meetings. All meetings of the shareholders shall be held at such place, within or without the State of New York, as shall be authorized by the Board.

     Section 4. Notice of Meetings. Notice of every meeting of the shareholders, stating the purpose or purposes for which the meeting is called, and the place, date and hour where it is to be held, shall be in writing and signed by the President or the Secretary and a copy thereof shall be delivered by mail, postage prepaid, to each shareholder entitled to vote at such meeting, and each shareholder who, by reason of any action proposed at such meeting, would be entitled to enforce a right to receive payment for his shares if such action were taken, not less than ten nor more than fifty days before the date fixed for such meeting. Such notice shall be deemed to have been delivered when deposited in the United States mail with postage prepaid, addressed to each shareholder at his address as it appears on the books of the Corporation, unless he shall have previously filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be deemed to have been given when mailed to the address designated in such request.

     Section 5. Quorum and Adjournment. At any meeting of the shareholders, the holders of record of a majority of the total number of outstanding shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business. At any meeting of shareholders, if less than a quorum be present, the Chairman of the meeting or the holders of record of a majority of the shares present and entitled to vote may adjourn the meeting from time to time until a quorum shall be present, and no notice of such adjourned meeting shall be required other than announcement at the meeting of the time and place of such adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 6. Vote Required. When a quorum is represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or other certificate filed pursuant to law, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 7. Voting of Shares; Proxies. Except as otherwise provided by law, the Certificate of Incorporation or other certificate filed pursuant to law, each shareholder of record having the right to vote shall be entitled at every meeting of the shareholders of the Corporation to one vote for each share of stock having voting power standing in the name of such shareholder on the books of the Corporation, and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney. Such proxy shall be filed with the Secretary before or at the time of the meeting.

     Section 8. Inspectors of Election. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. Each inspector shall be entitled to a reasonable compensation for his services, to be paid by the Corporation. The inspectors, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspector at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation, or by these By-Laws required to be exercised or done by the shareholders.

     Section 2. Number, Qualification and Term of Office. The Board shall consist of such number of directors, not less than three nor more than nine, as shall be fixed from time to time by resolution adopted by a majority of the Board. The Board shall be divided into three classes with no less than one (1) and no more than three (3) directors in each class. The term of office of the first class shall expire initially at the next annual meeting; that of the second class at the second succeeding annual meeting; and that of the third class at the third succeeding meeting. Thereafter each class of directors shall hold office for a three year term and each director in the class shall hold office until the next annual meeting of members at which his class is to be elected and until his successor shall have been elected and qualified.

     Section 3. Resignation. Any director may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. Removal. Any director, or the entire board of directors, may be removed from office at any time only for cause or by the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

     Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by two thirds (2/3) of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election at which directors are to be elected and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 6. Place of Meetings. The Board may hold their meetings at such place within or without the State of New York as may be determined by resolution of the Board.

     Section 7. Organizational Meeting. The Board shall meet for the purpose of organization, election of officers and transaction of other business as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may also be held at any other time or place, which shall be specified in a notice thereof given as hereinafter provided.

     Section 8. Regular Meetings. Regular meetings of the Board may be held without notice at such date, time and place as shall from time to time be determined by resolution of the Board.

     Section 9 Special Meetings. Special meetings of the Board may be called at any time for any purpose by the President and shall be called by the Secretary when and as he shall be so requested in writing by any three directors.

     Section 10. Notice. Notice of every special meeting of the Board, stating the date, time and place of such meeting, shall be delivered to each director at his business address personally in any manner (including telephone) or by mail or telegram not later than the second day preceding the day of such meeting. If mailed, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board, need be specified in the notice or waiver of notice of such meeting.

     Section 11. Quorum. At all meetings of the Board a majority of the entire Board shall constitute a quorum and be sufficient for the transaction of business, and any act of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or other certificate filed pursuant to law, or by these By-Laws. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place of such adjourned meeting.

     Section 12. Waiver of Notice. Except as otherwise required by law, any director may at any time waive any or all notice to him of any meeting of the Board, the Executive Committee or any other committee by delivering to the Corporation a writing to that effect signed by him either before or after such meeting. The presence of any director at any meeting of the Board, the Executive Committee or any other committee shall constitute waiver by him of notice of such meeting.

     Section 13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     Section 14. Duties of Directors. In taking action, including, without limitation, action which may involve or relate to a change or potential change in the control of the Corporation, a director shall be entitled to consider, without limitation, (1) both the long-term and the short-term interests of the Corporation and its shareholders and (2) the effects that the Corporation's actions may have in the short-term or in the long-term upon any of the following: (i) the prospects for potential growth, development, productivity and profitability of the Corporation; (ii) the Corporation's current employees;
(iii) the Corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation; (iv) the Corporation's customers and creditors; and (v) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business. Nothing in this Section shall create any duties owed by any director to any person or entity to consider or afford any particular weight to any of the foregoing or abrogate any duty of the directors, either statutory or recognized by common law or court decisions. For purposes of this paragraph, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Corporation, whether through the ownership of voting stock, by contract, or otherwise.

                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

     Section 1. How Constituted and the Powers Thereof. The Board by the vote of a majority of the entire Board may designate four or more directors to constitute an Executive Committee, who shall serve at the pleasure of the Board. Except as otherwise provided by law, by these By-Laws, or by resolution adopted by a majority of the entire Board, the Executive Committee shall possess and may exercise during the intervals between the meetings of the directors, all of the powers of the Board in the management of the business, affairs and property of the Corporation, including, without limitation, the power to cause the seal of the Corporation to be affixed to all papers that may require it, and references in the By-Laws to action authorized to be taken by the Board shall, unless prohibited by law or the Certificate of Incorporation, be deemed to include action authorized to be taken by the Executive Committee; provided, however, that the Executive Committee shall not have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the dissolution of the Corporation or the revocation of a dissolution, or amend these By-Laws.

     Section 2. Organization. The Executive Committee may choose its own chairman and may adopt rules for its procedure. The Committee shall keep a written record of its acts and proceedings and report the same from time to time to the Board.

     Section 3. Meetings. Meetings of the Executive Committee may be called by its chairman, and shall be called by him at the request of any member of the Committee; if there shall be no chairman, meetings may be called by any member of the Committee. Notice of each meeting of the Committee shall be delivered to each member of the Committee either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, deposited in the mails at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or-after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. A notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

     Section 4. Quorum and Manner of Acting. At all meetings of the Executive Committee, the presence of members consisting of a majority of the total authorized membership of the Executive Committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the total authorized membership of the Executive Committee present at any meeting shall be the act of the Executive Committee.

     Section 5. Removal. Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board.

     Section 6. Vacancies. Any vacancy in the Executive Committee shall be filled by the Board.

     Section 7. Other Committees. The Board may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number. The officers of the Corporation shall include the Chairman of the Board, the President, one or more Vice Presidents (including an Executive Vice President and one or more Senior Vice Presidents, if the Board so determines), a Treasurer and a Secretary. The Board, the Chairman of the Board or the President may from time to time appoint one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The same person may hold any two or more offices except those of President and Secretary.

     Section 2. Salaries. The Board may from time to time fix the salary of the President as well as the salaries of other officers of the Corporation. The Board may delegate to the President the power to fix the salary of officers appointed by him. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director, but any such officer who shall also be a director shall not have any vote in the determination of the salary paid to him.

     Section 3. Election, Term of Office and Qualifications. All officers of the Corporation shall be elected or appointed annually (unless otherwise specified at the time of election) by the Board and each officer shall hold office until the meeting of the Board following the next annual meeting of shareholders and until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed in the manner hereinafter provided. The Board may from time to time appoint such other officers, agents and employees of the Corporation as may be deemed proper, and may authorize any officer to appoint and remove agents and employees. The Board may from time to time prescribe the powers and duties of such officers, agents and employees of the Corporation in the management of its property, affairs and business.

     Section 4. Resignation. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Vacancies. If any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board, or by the President if these By-Laws authorize him to appoint such office.

     Section 6. Removal. Any officer of the Corporation may be removed, either with or without cause, by the Board or the President if these By-Laws authorize him to appoint such office.

     Section 7. The Chairman of the Board. The Chairman of the Board may be the chief executive officer of the Corporation and shall have the general and active management of the business and affairs of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the shareholders and of the Board and shall be an ex officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman and chief executive officer and such other duties as may from time to time be assigned by the Board.

     Section 8. The President. The President shall be the chief administrative officer of the Corporation and shall have the general and active supervision and direction over the business and affairs of the Corporation and over its general officers, subject, however, to the direction of the Chairman of the Board. The President shall see that all orders and directions of the shareholders, the Board and the Chairman of the Board are carried into effect. He may sign, execute and deliver, in the name of and on behalf of the Corporation, all certificates, deeds, mortgages, bonds, contracts and other instruments authorized by the Board, except in cases where the signing, execution and delivery thereof shall be expressly delegated by the Board, the Chairman of the Board or these By-Laws to some other officer or agent of the Corporation or except as otherwise provided by statute. He may affix the seal of the Corporation to any instrument, which shall require the corporate seal. In general, he shall perform all duties incident to the office of President and chief administrative officer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or these By-Laws.

     Section 9. Vice Presidents. The Vice President or Vice Presidents of the Corporation, under the direction of the President, shall have such powers and perform such duties as the Board or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-Laws. In case of the absence or inability of the President to act, then the Vice Presidents, in the order designated therefor by the Board, shall have the powers to discharge the duties of the President.

     Section 10. Treasurer. The Treasurer, under the direction of the President, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as the Board may from time to time designate. He shall supervise and have charge of keeping correct books of account of all the Corporation's business and transactions. If required by the Board, he shall give a bond in such sum as the Board may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation, at the expiration of his term of office, or upon his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board or the President may from time to time prescribe.

     Section 11. Assistant Treasurers. In the absence of or disability of the Treasurer, the Assistant Treasurers, in the order designated by the Board, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer. They shall also perform such other duties as from time to time may be assigned to them by the Board or the President.

     Section 12. Secretary. The Secretary shall attend all meetings of the shareholders and the Board and shall keep the minutes of all such meetings in a book or books kept by him for that purpose. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, he shall affix such seal to any instrument requiring it. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board or the President may from time to time prescribe.

     Section 13. Assistant Secretary. In the absence or disability of the Secretary, the Assistant Secretaries, in the order designated by the Board, shall perform the duties of the Secretary, and when so acting, shall have the powers of, and be subject to all the restrictions upon, the Secretary. They shall also perform such other duties as from time to time may be assigned to them by the Board or the President.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

     Section 1. Issuance of Certificates of Stock. Certificates representing shares of the Corporation's capital stock shall be in such form as shall be determined by the Board and as required by law. They shall be numbered and entered in the books of the Corporation as they are issued, shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may bear the corporate seal. If any such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature thereon may be a facsimile, engraved or printed.

     Section 2. Lost or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may in its discretion and as a condition precedent to the issuance thereof require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. Worn, defaced and mutilated certificates of stock may be surrendered and cancelled and new certificates in lieu of the same may be issued.

     Section 3. Transfer Agents and Registrars. The Board may appoint one or more transfer agents and one or more registrars. Upon surrender to the Corporation or to a transfer agent of the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and cancel the old certificate and every such transfer of shares shall be entered on the stock books of the Corporation which shall be kept in the office of the Corporation or at the office of one of its transfer agents. The stock books of the Corporation shall contain the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof.

     Section 4. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     Section 1. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or to receive any other distribution, or for the allotment of any rights, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital shares, or for the purpose of any other action, the Board may fix in advance a date as the record date of any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or to receive any other distribution or for any other proper purpose, the close of business on the day next preceding the day on which the notice of the meeting is mailed or the close of business on the day on which the resolution of the Board declaring such dividend or distribution or taking such other action is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 2. Dividends. The Board may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation or other certificate filed pursuant to law relating thereto.

     Section 3. Corporate Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the state and year of its incorporation.

     Section 4. Examination of Books and Records. The Board may determine from time to time whether, and to what extent, and at which times and places and under what conditions and regulations, the accounts and books of the
Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as provided by the statutes of the State of New York or authorized by the Board.

     Section 5. Voting of Shares in Other Corporations. Unless otherwise provided by resolution adopted by the Board, any shares in any other corporation, which may from time to time be held by the Corporation, may be represented and voted at any shareholders' meetings thereof by the President or one of the Vice Presidents of the Corporation, or by proxy or proxies appointed by the President or one of the Vice Presidents of the Corporation. In addition, the President or one of the Vice Presidents of the Corporation may consent in writing or join in a consent in writing in the name of the Corporation as a holder of such shares to any action taken without a meeting by the shareholders of such corporations.

     Section 6. Fiscal Year. The fiscal year of the Corporation shall be the Saturday nearest to the 31st day of October in each year.

     Section 7. Drafts, Checks, Etc. All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, or person or persons to whom the Board shall have delegated the power, but under such conditions and restrictions as in said resolutions may be imposed. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.

                                   ARTICLE VII

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     (a) Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify any person who is or was made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including any action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees, cost and charges) incurred as a result of such action or proceeding, or appeal therein; provided, however, that no indemnification shall be provided to any such person who is a director or officer of the Corporation if a judgment or other final adjudication adverse to such director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     (b) Indemnification of Others. The Corporation may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that this Article VII authorize the creation of other rights in any such manner.

     (c) Reimbursement and Advances. The Corporation shall, from time to time, reimburse or advance to any person referred to in paragraph (a) of this Article VII the funds necessary for payment of expenses (including attorney's fees, costs and charges) incurred in connection with any action or proceeding referred to in paragraph (a) of this Article VII, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this paragraph (c) shall limit the right of the Corporation, from time to time, to reimburse or advance funds to any person referred to in paragraph (b) of this
Article VII.

     (d) Serving at the Request of the Corporation. Without limitation of any indemnification provided by paragraph (a) of this Article VII, any director or officer of the Corporation serving (i) another corporation, partnership, joint venture or trust of which the majority of the voting power or residual economic interest is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or any entity referred to in clause
(i), in any capacity, shall be deemed to be doing so at the request of the Corporation.

     (e) Determination of Entitlement. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article VII may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

     (f) Contractual Right. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article VII or a resolution authorized pursuant to paragraph (b) of this Article VII (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof (or of any such resolution) where set forth in a separate written contract between the Corporation and such person, (ii) is intended to be retroactive and shall, to the extent permitted by law, be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto. The Corporation shall not be obligated under this Article VII (including any resolution or agreement authorized by paragraph
(b) of this Article VII) to make any payment hereunder (or under any such resolution or agreement) to the extent the person seeking indemnification hereunder (or under any such resolution or agreement) has actually received payment (under any insurance policy, resolution, agreement or otherwise) of the amounts otherwise indemnifiable hereunder (or under any such resolution or agreement).

     (g) Judicial Claims. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant to paragraph (a) or (c) of this Article VII is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the claimant is not entitled to indemnification or reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

     (h) Successor Corporation. For purposes of this Article VII, the term "the Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

     (i) Nonexclusivity. The rights granted pursuant to or provided by the foregoing provisions of this Article VII shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which such person may otherwise be entitled by law, contract or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. By Shareholders. The By-Laws may be amended, repealed or adopted by a majority vote of the stock entitled to vote present or represented at any annual or special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed action shall have been contained in the notice of the meeting.

     Section 2. By Directors. Except as otherwise provided by law, by the Certificate of Incorporation or other certificate filed pursuant to law, the By-Laws also may be amended, repealed or adopted by the affirmative vote of a majority of the Board at any meeting of the Board or by the unanimous written consent of the Board in lieu of any such meeting, except with respect to special meetings of the shareholders, and the election and term of office of directors. In addition, any amendments to the By-Laws adopted by the Board must be affirmed by the shareholders at the next annual meeting following such amendment.

                                   ARTICLE IX

                      SHAREHOLDER NOMINATIONS OF DIRECTORS

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article IX. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary, Harvey Electronics, Inc. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 120 days prior to the meeting. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                    ARTICLE X

                     ADVANCE NOTICE OF SHAREHOLDER-PROPOSED
                           BUSINESS AT ANNUAL MEETINGS

     At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary, Harvey Electronics, Inc. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 120 days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article X, provided, however, that nothing in this Article X shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article X, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.